NEWS RELEASE	For Additional Information Contact:
David A. Zuege (414) 327-1700

For Immediate Release

OILGEAR REPORTS INCREASED THIRD QUARTER SALES AND EARNINGS

Milwaukee, Wis., November 15, 2004...The Oilgear Company (NASDAQ/NMS: OLGR) today reported sales and earnings for the third quarter ended September 30, 2004.

For the third quarter of 2004, Oilgear reported net sales of $25,033,000, an increase of 33.3% compared to sales of $18,785,000 for the same period in 2003. The company reported net earnings of $202,000 or $0.10 per share for the third quarter of 2004, compared to a net loss of $583,000 or $0.30 per share for the third quarter of 2003.

Net sales for the first three quarters of 2004 were $69,595,000, an increase of 16.8% from sales of $59,609,000 for the same period in 2003. Net earnings for the first three quarters of 2004 were $214,000 or $.11 per share, compared to a net loss of $1,729,000 or $.88 per share for the same period in 2003.

Orders for the third quarter of 2004 were $24,753,000, an increase of 37.2% compared to orders of $18,041,000 for the same period in 2003. Orders for the first three quarters of 2004 were $76,201,000, a 21.5% increase from orders of $62,712,000 for the same period in 2003. The backlog at September 30, 2004 was $35,517,000, a 22.9% increase from the beginning of the year.

“The improved conditions in the fluid power industry continued through the third quarter of 2004 and were the primary driver behind our increased orders and shipments. Orders in the third quarter included a $1.7 million order for Ball meters for the U.S. military, which will

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be delivered in the first half of 2005. Orders for piston pumps also remained strong in the third quarter as our target account program continues to generate positive results. Orders in the fourth quarter to date have remained strong,” said David A. Zuege, president and chief executive officer.

“Our profitability in 2004 represents a significant improvement over previous years, however, our margin levels are still not back to prior levels. Rising material costs, health care and pension costs, the high costs of Sarbanes-Oxley compliance, and intense price competition in our industry make margin improvement one of our most difficult challenges. We are also working to restructure our debt. We are confident that this will be completed satisfactorily by the end of 2004,” said Zuege.

“Economists presenting their forecasts at the National Fluid Power Association economic conference held in August of 2004 projected that shipments of fluid power equipment would be up 11-16% for 2004 vs. 2003. We believe we are on track with these industry trends for 2004. These economists also forecasted that the industry will experience growth in the 6-7% range in 2005,” said Zuege.

“Our increase in orders, the healthy backlog and the current level of sales activity give us cause for some optimism about the remainder of 2004,” added Zuege.

A leader in the fluid power industry, The Oilgear Company provides advanced technology in the design and production of unique fluid power components and electronic controls. The company serves customers in the primary metals, machine tool, automobile, petroleum, construction equipment, chemical, plastic, glass, lumber, rubber and food industries. Its products are sold as individual components or integrated into high performance applications.

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Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company “believes,” “anticipates,” “expects” or words of similar import. Similarly, statements that describe the Company’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those currently anticipated. In addition to the assumptions and other factors referenced specifically in connection with such statements, the following could impact the business and financial prospects of the Company: factors affecting our financial performance or condition, including restrictions or conditions imposed by our current and prospective lenders and our ability to obtain new financing arrangements in a timely manner or on acceptable terms and the costs of complying with recent accounting, disclosure and corporate governance requirements; factors affecting the Company’s international operations, including fluctuations in currencies, changes in laws and political or financial insecurity of foreign governments; factors affecting the Company’s ability to hire and retain competent employees, including unionization of non-union employees and strikes or work stoppages; factors affecting percentage of completion contracts, including the accuracy of estimates and assumptions regarding the timing and levels of costs to complete those contracts; factors affecting the economy generally, including an economic slowdown and other conditions that could reduce demand for the Company’s products; decrease in stock price as a result of market conditions; changes in the law or standards applicable to the Company, including environmental laws and accounting pronouncements; availability of raw materials; unanticipated technological developments that result in competitive disadvantages and may impair existing assets; and factors set forth in the Company’s periodic reports filed with the SEC in accordance with the Securities Exchange Act. Shareholders, potential investors and other readers are urged to consider these factors and those set forth in the Company’s filings with the SEC carefully in evaluating the forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

The Oilgear Company
Consolidated Condensed Operating Statement
(Unaudited)

	Three Months Ended September 30,
	2004	2003
Net sales	$25,033,000	$18,785,000
Cost of sales	19,443,000	14,301,000

Gross profit	$5,590,000	$4,484,000
Selling, general and administrative expenses	4,876,000	4,563,000

Operating income (loss)	$714,000	$(79,000)

Interest expense	346,000	323,000
Other non-operating income, net	59,000	(11,000)

Earnings (loss) before income taxes	427,000	(413,000)
Income tax expense	224,000	177,000

Net earnings (loss) before minority interest	203,000	(590,000)
Minority Interest	1,000	(7,000)

Net earnings (loss)	$202,000	$(583,000)

Basic earnings (loss) per share of common stock	$0.10	$(0.30)

Diluted earnings (loss) per share of common stock	$0.10	$(0.30)

Basic weighted average outstanding shares	1,961,000	1,955,000
Diluted weighted average outstanding shares	1,979,000	1,955,000

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The Oilgear Company
Consolidated Condensed Operating Statement
(Unaudited)

	Nine Months Ended September 30,
	2004	2003
Net sales	$69,595,000	$59,609,000
Cost of sales	53,339,000	45,796,000

Gross profit	$16,256,000	$13,813,000
Selling, general and administrative expenses	14,546,000	14,351,000

Operating income (loss)	$1,710,000	$(538,000)

Interest expense	1,003,000	987,000
Other non-operating income (loss), net	49,000	213,000

Earnings (loss) before income taxes	756,000	(1,312,000)
Income tax expense	486,000	389,000

Net earnings (loss) before minority interest	270,000	(1,701,000)
Minority Interest	56,000	28,000

Net earnings (loss)	$214,000	$(1,729,000)

Basic earnings (loss) per share of common stock	$0.11	$(0.88)

Diluted earnings (loss) per share of common stock	$0.11	$(0.88)

Basic weighted average outstanding shares	1,960,000	1,955,000
Diluted weighted average outstanding shares	1,979,000	1,955,000

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The Oilgear Company
Consolidated Condensed Balance Sheet
(Unaudited)

	September 30,	December 31,
	2004	2003
ASSETS
Current Assets
Cash and cash equivalents	$4,475,000	$6,236,000
Accounts receivable	15,206,000	15,476,000
Inventories	24,515,000	23,647,000
Other current assets	4,809,000	2,988,000

Total current assets	$49,005,000	$48,347,000

Net property plant and equipment	18,202,000	19,896,000
Other assets	2,389,000	2,196,000

	$69,596,000	$70,439,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current debt	$21,231,000	$4,250,000
Accounts payable	8,970,000	8,249,000
Other current liabilities	8,239,000	8,430,000

Total current liabilities	$38,440,000	$20,929,000

Long-term debt	1,652,000	19,586,000
Unfunded employee benefit costs	23,705,000	24,045,000
Other non-current liabilities	812,000	916,000

Total liabilities	$64,609,000	$65,476,000

Minority interest in consolidated subsidiary	993,000	938,000
Shareholders’ equity	3,994,000	4,025,000

	$69,596,000	$70,439,000

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